Exhibit 10.15

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

FOURTEENTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan”).

2.	The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, and has since caused the Plan to be further amended.

3.

Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan for updates to Union benefit rates rollovers to Roth IRAs and to reflect new, accelerated vesting schedule for Union employees.

4.	Sections 12.01 and 12.02 of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time.

Amendment to the Plan:

For the reason set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1.	Section 1.15 is amended to accelerate eligibility for an Early Retirement Benefit from five years of service to three years of service as follows:

The phrase “or three (3) Years of Credited Service, effective January 1, 2008” is inserted immediately following the phrase “at least five (5) Years of Credited Service”.

2.	The last sentence of Section 2.03(b) is amended to reflect the acceleration of eligibility for a disability pension from five vesting years of service to three vesting years of service as follows:

A Participant who is entitled to Disability Payments and who is credited with at least five Vesting Years of Service (three Vesting Years of Service effective January 1, 2008) may elect at any time by written advance application to the Committee to cease further accruals under the provisions of this paragraph (b) and in lieu thereof to commence receipt of payments under the applicable provisions of the Plan.

3.	Section 5.03 is amended by adding a new paragraph (vii) to the end thereof:

(vii) For Participants who terminate employment after January 1, 2008, three Years of Vesting Service shall be substituted for five Years of Vesting Service in paragraphs (i), (iii), (iv) and (v) above.

4.	Section 7.08(b) is amended to permit rollover of an eligible rollover distribution as described in Section 7.08(a) to a Roth IRA under Section 408A of the Code as follows:

The phrase “a Roth individual retirement account described in Section 408A of the Code” is inserted immediately following the phrase “an annuity plan described in Section 403(a) of the Code,”.

5.	Section 9.01 is amended by adding a new paragraph (d) to the end thereof:

(d) Effective January 1, 2008, each Employee to whom subsection (a) applies who, on or after September 15, 1952, shall have completed three (3) or more Years of Credited Service shall be a Participant, and after ceasing active Service, shall be entitled to receive a pension benefit under the Plan regardless of the number of years of participation before retirement age.

6.	Section 9.02(a) is amended to update benefits provided under certain Collective Bargaining Agreements as follows:

	a.	Paragraph 9.02(a)(vi) is amended to update benefits provided to Metal Improvement Company, LLC-Columbus Division Section by adding the following sub-paragraph at the end thereof:

“(E)

With benefits commencing on or after January 1, 2009, $33.00 multiplied by his Years of Credited Service on or after January 1, 2009, or any pension payments due for months commencing after January 1, 2009.”

	b.	Paragraph 9.02(a)(ix) is amended to update benefits provided to Metal Improvement Company, LLC-Long Island Division Section by adding the following sub-paragraphs to the end thereof:

“With benefits commencing on or after January 1, 2008, $12.00 multiplied by his years of credited service on or after January 1, 2008, for any pension payments due for months commencing on or after January 1, 2008.

With benefits commencing on or after January 1, 2010, $15.00 multiplied by his years of credited service on or after January 1, 2010, for any pension payments due for months commencing on or after January 1, 2010.”

7.	Paragraph 9.02(b)(i) is amended to accelerate eligibility for an Early Retirement Benefit from five years of service to three vesting years of service as follows:

(i)

On or after January 1, 1989 any Participant described in Section 9.01 who has attained age fifty-five (55), but not age sixty-five (65), and who has five (5) or more Years of Credited Service (three (3) or more Years of Credited Service for purposes of vesting effective January 1, 2008) may retire at his option, and for any such Participant who retires with benefits which first could commence on or after October 1, 1965, the monthly pension payable to him shall be either:

8.	Paragraph 9.02(c)(i) is amended to accelerate eligibility for a Total and Permanent Disability Retirement benefit from five years of credited service to three vesting years of service:

(i)

A Participant described in Section 9.01 with at least five (5) Years of Credited Service (three (3) Years of Credited Service for purposes of vesting effective January 1, 2008) who is actually at work for the Company or is on an Company-approved Leave of Absence on or after January 1, 1989, who subsequent to September 15, 1952 becomes totally and permanently disabled prior to attaining age sixty-five (65), shall be eligible for a disability pension as hereinafter provided.

The following amendments are to the EMD component of the Plan (merged into the Curtiss-Wright Retirement Plan as of January 1, 2007). The numbering is that of the plan document covering the EMD component of the Plan.

9.	Section 10.K.3 is amended to permit rollover of an eligible rollover distribution as described in Section 10.K.2 to a Roth IRA under Section 408A of the Code as follows:

“(i) an individual retirement account or individual retirement annuity described in section 408(a), 408(b) or 408A of the Code, respectively;”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.